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[SAIC LOGO]

                                                 Professional Services Agreement
                                                            (Time and Materials)
                                                     Contract No. SBSG-O1-09-015

This Agreement, effective October 7, 2001, is between Predictive Systems, Inc. ("Predictive"), a Delaware corporation, having an office at 19 West 44th Street, New York, NY 10036 and Science Applications International Corporation ("SAIC"), a Delaware corporation, having an office at 10260 Campus Point Drive, San Diego, California 92121.

I. DESCRIPTION OF PROFESSIONAL SERVICES FOR TIME AND MATERIALS

SAIC shall provide to Predictive the Professional Services ("Services") as described in specific Task Orders. The general scope of work for Task Orders issued under this Agreement is as follows:

                                      [***]

Services provided under Task Orders incorporated herein shall be provided subject to the Terms and Conditions that follow.

II. PREDICTIVE AND SAIC TECHNICAL CONTACTS

Name: [***]
Title: Director
Predictive Systems, Inc.
19 West 44th Street
New York, NY 10036
E-mail: [***]
Tel. No. [***]
Fax No. [***]

Name:  [***]
Title: Division Manager
Science Applications International Corporation
10260 Campus Point Drive, M/S B-1-E
San Diego, CA 92121
E-mail: [***]
Tel. No. [***]
Fax No. [***]

III. PREDICTIVE AND SAIC ADMINISTRATIVE CONTACTS

Name: [***]
Title:    Associate General Counsel
Predictive Systems, Inc.
19 44th Street
New York, NY 10036
E-mail: [***]
Tel. No. [***]
Fax No. [***]

Name: [***]
Title:    Sr. Contracts Representative
Science Applications International Corporation
10260 Campus Point Drive, M/S B-1-E
San Diego, CA 92121
E-mail:   [***]
Tel. No. [***]
Fax No. [***]

In consideration of the mutual obligations assumed under this Agreement, SAIC and Predictive agree to the Terms and Conditions attached hereto and incorporated by reference and represent that this Agreement is executed by duly authorized representatives as of the dates below.

***Represents material that has been redacted pursuant to a request for confidential treatment pursuant to Rule 406 under the Securities Act of 1933, as amended. Omitted material for which confidential treatment has been requested has been filed separately with the Securities and Exchange Commission.


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                              TERMS AND CONDITIONS

1. Services. Any Services to be furnished under this Agreement shall be ordered by issuance of a Task Order as described and executed by the individuals designated in Section III above. Only SAIC's designated Representative, as set forth in Section III, is authorized to accept Task Orders. SAIC has the right, at its sole discretion, to decline to accept specific Task Orders.

2. Place of Performance. Unless otherwise provided in this Agreement, SAIC may perform the Services in whole or in part at SAIC's place of business, Predictive's place of business, and/or such other locations as SAIC may select.

3. Effective Date: Term. This Agreement shall be effective as of the date first above written (the "Effective Date") and shall continue in full force and effect through December 31, 2002 (the "Term"), unless amended in writing by mutual agreement of the parties, or terminated in accordance with Paragraph 10 hereof. The period of performance for Task Orders issued under this Agreement will be as defined in the specific Task Order. Notwithstanding any provision herein to the contrary, SAIC is not obligated to provide Services extending six
(6) months beyond the expiration or termination of this Agreement.

4.       Payment Terms.

In cases where pre-payment is necessary to initiate work on a rapid turnaround basis, pre-payment of the total amount identified in Exhibit B of the Task Order is required prior to commencement of work. SAIC agrees to credit the Predictive for any unused amounts within 30 days of project completion.

         (a) The amount to be paid to SAIC for labor shall be computed by multiplying the applicable hourly billing category and rate set forth in Exhibit B by the number of direct hours performed per Task Order. Fractional parts of an hour shall be payable on a prorated basis. The labor hour categories and billing rates set forth in Exhibit B shall be effective through the Term of each Task Order, at which time such rates shall be subject to renegotiation.

         [***]

         (c) Predictive shall have no obligation to pay SAIC more than the Estimated Price. SAIC shall have no obligation to provide labor or incur costs or expenses having a combined value more than the Estimated Price, even if the Services have not been completed or the Deliverables delivered, or the results desired by Predictive have not been achieved. The parties may, by mutual written agreement, increase the Estimated Price.

         (c) Predictive shall reimburse SAIC for all goods and materials purchased in accordance with the individual Task Order.

         (f) Invoiced amounts are immediately due and payable by either electronic funds transfer

***Represents material that has been redacted pursuant to a request for confidential treatment pursuant to Rule 406 under the Securities Act of 1933, as amended. Omitted material for which confidential treatment has been requested has been filed separately with the Securities and Exchange Commission.


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(EFT) or by mail to the following location(s):

          Science Applications International Corporation
          Bank of America, San Francisco
          Account No. [***]
          ABA No. [***]
          SWIFT:    [***]
          Reference:   Task Order(s) and Invoice Numbers(s)

          Or by mail:

          Science Applications International Corporation
          [***]
          Atlanta, GA 30384-8347
          Reference:   Task Order(s) and Invoice Number(s)

         (g) If Predictive's action or inaction results in non-receipt of payment by SAIC for the total amount of an invoice within thirty (30) days of such invoice, interest compounded at the rate of one percent (1%) per month shall be charged on all amounts unpaid and outstanding. If Predictive's action or inaction results in non-receipt of payment by SAIC, SAIC shall have the right, exercisable in SAIC's sole discretion, in addition to its other rights and remedies, to cease further performance of the Services hereunder.

         (h) Bill To Address. The invoice will be mailed to:

         Predictive Systems, Inc.
         19 West 44th Street
         New York, NY 10036

5.       Resources to be Provided by Predictive

         (a) Predictive shall provide, maintain and make available to SAIC, at Predictive's expense and in a timely manner, the resources described in this
Section 5 and such other additional resources, as SAIC may from time to time reasonably request in connection with SAIC's performance of the Services. Delays in the provision of these resources may result in delays and/or additional cost in performing the Services or Delivering the Deliverables.

         (b) Predictive will designate and make available to SAIC qualified Predictive personnel or representatives who will consult with SAIC on a regular basis in connection with the Services. Predictive will furnish such documentation or other information as is reasonably necessary to perform the Services.

         (c) Predictive shall furnish access to Predictive's premises, and appropriate workspace for any SAIC personnel working at Predictive's premises, as necessary for performance of those portions of the Services to be performed at Predictive's premises.

***Represents material that has been redacted pursuant to a request for confidential treatment pursuant to Rule 406 under the Securities Act of 1933, as amended. Omitted material for which confidential treatment has been requested has been filed separately with the Securities and Exchange Commission.


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6.       Confidentiality.  In the event either party determines that it is necessary to provide confidential, proprietary, or trade secret information to the other party in connection with this Agreement, such disclosure will be made in accordance with the provisions of the mutually executed Non-Disclosure Agreement dated August 16, 2001. Nothing in this Agreement or in the Non-Disclosure Agreement referred to in this section shall be deemed to restrict or prohibit SAIC or Predictive from providing to others services and deliverables the Same as or similar to the Services and Deliverables. In providing any such similar services or deliverables to any third party, each party shall keep confidential any of the other's confidential, proprietary or trade secret information which is subject to the Non-Disclosure Agreement executed pursuant to this section, in accordance with the requirements of such agreement.

7.       Intellectual Property.

         (a) Predictive and SAIC shall each retain ownership of, and all right, title and interest in and to, their respective, pre-existing Intellectual Property (as hereinafter defined), and no license therein, whether express or implied, is granted by this Agreement or as a result of the Services performed hereunder. To the extent the parties wish to grant to the other rights or interests in pre-existing Intellectual Property, separate license agreements on mutually acceptable terms will be executed.

         (b) SAIC grants to Predictive a royalty-free, paid up, worldwide, perpetual, non-exclusive, non-transferable license to use any SAIC Intellectual Property incorporated in any Deliverable, solely for Predictive's use of that Deliverable for its internal business purposes. SAIC shall retain ownership of and unrestricted right to use any Intellectual Property. The Services performed and any deliverable items produced pursuant to this Agreement are not "works for hire."

         (c) As used herein, "Intellectual Property" shall mean inventions (whether or not patentable), works of authorship, trade secrets, techniques, know-how, ideas, concepts, algorithms, and other intellectual property incorporated in any Deliverable and first created or developed by SAIC in providing the Services.

8. Taxes. Predictive shall pay any and all sales, use, value added, excise, import, privilege, or other similar taxes, levies or payments in lieu thereof, including interest and penalties thereon, arising out of or in connection with the performance of the Services by SAIC (other than those levied on SAIC's income), imposed by any authority, government or governmental agency, and shall comply with all applicable treaties, laws, rules, or regulations relating thereto.

9. Termination. Either party may terminate this Agreement or individual Task Orders hereunder for any reason upon 30 days written notice to the other party. Termination will not affect payment obligations incurred under this Agreement for Services performed prior to the effective date of termination, and for any costs incurred, including, without limitation, commitments to purchase products or services from third parties that SAIC entered into during the course of performance hereunder prior to the effective date of termination. Such reimbursable costs may include, but are not limited to, cancellation fees, minimum consulting or material fees, and non-refundable charges or fees for third party products or services.


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10.      Limited Warranty.

         (a) SAIC warrants that the Services provided under this Agreement shall be performed with that degree of skill and judgment normally exercised by recognized professional firms performing services of the same or substantially similar nature. In the event of any breach of the foregoing warranty, provided Predictive has delivered to SAIC timely notice of such breach as hereinafter required, SAIC shall, at its own expense, in its discretion either: (1) re-perform the non-conforming Services and correct the non-conforming Deliverables to conform to this standard; or (2) refund to Predictive that portion of the amounts received by SAIC attributable to the non-conforming Services and/or Deliverables. No warranty claim shall be effective unless Predictive has delivered to SAIC written notice specifying in detail the non-conformities within 90 days after performance of the non-conforming Services or tender of the non-conforming Deliverables. The remedy set forth in this
Section 10(a) is the sole and exclusive remedy for breach of the foregoing warranty.

         (b) SAIC SPECIFICALLY DISCLAIMS ANY OTHER EXPRESS OR IMPLIED STANDARDS, GUARANTEES, OR WARRANTIES, INCLUDING ANY WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR NON-INFRINGEMENT, AND ANY WARRANTIES THAT MAY BE ALLEGED TO ARISE AS A RESULT OF CUSTOM OR USAGE, ANY WARRANTY OF ERROR-FREE PERFORMANCE, OR ANY WARRANTY OF THIRD PARTY PRODUCTS, OR FUNCTIONALITY OF THE PREDICTIVE'S HARDWARE, SOFTWARE, FIRMWARE, OR COMPUTER SYSTEMS.

         (c) Predictive represents and warrants to SAIC that Predictive has the right to use and furnish to SAIC for SAIC's use in connection with this Agreement, any information, specifications, data or Intellectual Property that Predictive has provided or will provide to SAIC in order for SAIC to perform the Services and to create the Deliverables identified in Task Orders incorporated into Exhibit A. Predictive further represents and warrants that possession and use of that information, specifications and data by SAIC under the terms and conditions of this Agreement will not constitute an infringement upon any patent, copyright, trade secret, or other intellectual property right of any third party

11.      Limitation of Liability

         (a) SAIC's total liability to Predictive for any and all liabilities, claims or damages arising out of or relating to this Agreement, howsoever caused and regardless of the legal theory asserted, including breach of contract or warranty, tort, strict liability, statutory liability or otherwise, shall not, in the aggregate, exceed the amount actually paid to SAIC under the specific task order at issue.

         (b) In no event shall either SAIC or Predictive be liable to the other for any punitive, exemplary, special, indirect, incidental or consequential damages (including, but not limited to, lost profits, lost business opportunities, loss of use or equipment down time, and loss of or corruption to data) arising out of or relating to this Agreement, regardless of the legal theory under which such damages are sought, and even if the parties have been advised of the possibility of such damages or loss.

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12.      Non-Waiver of Rights.  The failure of either party to insist upon performance of any provision of this Agreement, or to exercise any right, remedy or option provided herein, shall not be construed as a waiver of the right to assert any of the same at any time thereafter.

13. Rights and Remedies Not Exclusive. Unless otherwise expressly provided herein, no right or remedy of a party expressed herein shall be deemed exclusive, but shall be cumulative with, and not in substitution for, any other right or remedy of that party.

14. Severability. If any covenant, condition, term, or provision contained in this Agreement is held or finally determined to be invalid, illegal, or unenforceable in any respect, in whole or in part, such covenant, condition, term, or provision shall be severed from this Agreement, and the remaining covenants, conditions, terms and provisions contained herein shall continue in force and effect, and shall in no way be affected, prejudiced or disturbed thereby.

15. Conflicting Provisions. This Agreement and all of the exhibits, schedules, and documents attached hereto are intended to be read and construed in harmony with each other, but in the event any provision in any attachment conflicts with any provision of this Agreement, then this Agreement shall be deemed to control, and such conflicting provision to the extent it conflicts shall be deemed removed and replaced with the governing provision herein.

16. Assignment. Neither party may sell, assign, transfer, or otherwise convey any of its rights or delegate any of its duties under this Agreement without the prior written consent of the other party.

17. Applicable Law. This Agreement shall be governed by and construed under the laws of the State of California, without regard to its laws relating to conflict or choice of Laws

18. Interpretation. The captions and headings used in this Agreement are solely for the convenience of the parties, and shall not be used in the interpretation of the text of this Agreement. Each party has read and agreed to the specific language of this Agreement; therefore no conflict, ambiguity, or doubtful interpretation shall be construed against the drafter.

19. Disputes. Any controversy, claim or dispute ("Dispute") arising out of or relating to this Agreement shall be resolved by binding arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association then in effect. Before commencing any such arbitration, the parties agree to enter into negotiations to resolve the Dispute. If the parties are unable to resolve the Dispute by good faith negotiation, either party may refer the matter to arbitration. The arbitration shall take place in the County of San Diego, State of California, The arbitrator(s) shall be bound to follow the provisions of this Agreement in resolving the dispute, and may not award any damages, which are excluded by this Agreement. The decision of the arbitrator(s) shall be final and binding on the parties, and any award of the arbitrator(s) may be entered or enforced in any court of competent jurisdiction. Any request for arbitration of a claim by either party against the other relating to this Agreement must be filed no later than one year after the date on which SAIC concludes performance under this Agreement.

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20.      Force Majeure.  Neither party shall be liable for any failure of or delay in performance of its (except for payment obligations) under this Agreement to the extent such failure or delay is due to circumstances beyond its reasonable control, including, without limitation, acts of God, acts of a public enemy, fires, floods, power outages, wars, civil disturbances, sabotage, terrorism, accidents, insurrections, blockades, embargoes, storms, explosions, labor disputes (whether or not the employees' demands are reasonable and/or within the party's power to satisfy), failure of common carriers, Internet Service Providers, or other communication devices, acts of cyber criminals, acts of any governmental body (whether civil or military, foreign or domestic), failure or delay of third parties or governmental bodies from whom a party is obtaining or must obtain approvals, authorizations, licenses, franchises or permits, or inability to obtain labor, materials, power, equipment, or transportation (collectively referred to herein as "Force Majeure"). Any such delays shall not be a breach of or failure to perform this Agreement or any part thereof and the date on which the obligations hereunder are due to be fulfilled shall be extended for a period equal to the time lost as a result of such delays.

21. Multiple Copies or Counterparts of Agreement. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement shall not be effective until the execution and delivery between each of the parties of at least one set of the counterparts.

22. Notices. All notices or other written communication required or permitted to be given under any provision of this Agreement shall be deemed to have been given by the notifying party if mailed by certified mail, return receipt requested, to the receiving party addressed to the mailing address set forth in the first paragraph of this Agreement, or such other address as the parties may designate in writing to the other parties. Additionally, notices sent by any other means (i.e., facsimile, overnight delivery, courier, etc.) may be acceptable subject to written confirmation of both the transmission and receipt of the notice.

23. Relationship of Parties. SAIC is an independent contractor in all respects with regard to this Agreement. Nothing contained in this Agreement shall be deemed or construed to create a partnership, joint venture, agency, or other relationship other than that of contractor and customer.

24. Third Party Beneficiaries. This Agreement does not create, and shall not be construed as creating, any rights or interests enforceable by any person not a party to this Agreement.

25. Waiver or Modification. This Agreement may be modified, or part or parts hereof waived, only by an instrument in writing specifically referencing this Agreement and signed by an authorized representative of the party against whom enforcement of the purported modification or waiver is sought.


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26.      Solicitation or Hiring Other Party's Employees

         (a) Neither Predictive nor SAIC's Secure Business Solutions Group, without the prior written consent of the other party (the "Original Employer"), shall solicit, induce or attempt to solicit or induce any Employee of the Original Employer to become an employee or contractor ("Employee") of the soliciting or inducing party during the term of this Agreement and for a period of one year following the earlier of (i) expiration or termination of this Agreement, or (ii) the date the Employee ceases to be employed by the Original Employer. For purposes of this Paragraph, "Employee" shall mean and include any employee or independent contractor employed at any time during the term of this Agreement by an Original Employer.

         (b) As material consideration to the other party for entering into this Agreement, each party agrees that, whether or not it has breached subparagraph
(a) above, if it hires an Employee of an Original Employer prior to one year following the earlier of (i) the expiration or termination of this Agreement, or
(ii) the date the Employee ceases to be employed by the Original Employer, thcn the hiring party shall pay the Original Employer within ten (10) days following hiring of the Employee an amount equal to six months salary to be paid to the Employee by the new Employer.

         (c) This Paragraph shall not apply to the soliciting or hiring of any other party's employees in the event of the other party's insolvency, bankruptcy, receivership, or any other cessation of business.

27. Entire Agreement. This Agreement, including any and all Exhibits attached hereto, which are hereby incorporated by reference, constitutes the entire agreement and understanding between the parties and supersedes and replaces any and all prior or contemporaneous proposals, agreements, understandings, commitments or representations of any kind, whether written or oral, relating to the subject matter hereof or the Services or Deliverables to be provided hereunder.

28. Survival. The provisions of sections 4, 6, 7, 9, 10, 11, and 19 shall survive the termination or expiration of this Agreement.

AGREED BY:
PREDICTIVE SYSTEMS, INC.

By:     /s/ K.M. SKELLY
Name:   K.M. Skelly
Title:  G.M. NY-NJ
Date:   October 8, 2001


SCIENCE APPLICATIONS
INTERNATIONAL CORPORATION

By:     /s/ MARIA-ELENA CANTERO
Name:   Maria-Elena Cantero
Title:  Sr. Contracts Representative
Date:   October 8, 2001


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